Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-226662 on Form S-3 and Registration Statement Nos. 333-189594, 333-212072, 333-219777 and 333-225716 on Form S-8 of our reports dated March 13, 2020, relating to the financial statements of Gogo Inc. and the effectiveness of Gogo Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 13, 2020